STROOCK & STROOCK & LAVAN
                              Seven Hanover Square
                            New York, New York 10004


November 12, 1996

NationsFinancial Funding Corporation
2 Concourse Parkway, NE
Suite 745
Atlanta, Georgia  30328

Re:  NationsFinancial Auto Owner Trust 1996-1
     Registration Statement on Form S-3 (File No. 333-12843)

Ladies and Gentlemen:

We have acted as counsel for NationsFinancial Funding Corporation, a Delaware corporation (the "Company"), in connection with the authorization and issuance by NationsFinancial Auto Owner Trust 1996-1 (the "Issuer"), a limited purpose Delaware business trust to be created by the Company, of Class A-1 Asset Backed Notes (the "Class A-1 Notes"), Class A-2 Floating Rate Asset Backed Notes (the "Class A-2 Notes"), Class A-3 Asset Backed Notes (the "Class A-3 Notes" and, together with the Class A-1 Notes and the Class A-2 Notes, the "Notes") and Asset Backed Certificates (the "Certificates" and together with the Notes, the "Securities"). A Registration Statement on Form S-3 relating to the Securities (the "Registration Statement") has been filed with the Securities and Exchange Commission under the Securities Act of 1933. The Notes will be issued pursuant to an Indenture (the "Indenture") between the Issuer and an independent trustee (the "Indenture Trustee") and the Certificates will be issued pursuant to a Trust Agreement (the "Trust Agreement") between the Company and an independent trustee (the "Owner Trustee").

In connection with this opinion, we have examined copies of the articles of incorporation and by-laws of the Company, the Trust Agreement pursuant to which the Issuer will be formed, a form of the Indenture and forms of the Notes and Certificates included therein, as well as the Registration Statement and the agreements and other documents to be filed as exhibits thereto.
 We also have examined the original or reproduced or certified copies of all such records of the Company, all such agreements, certificates of officers and representatives of the Company and others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of copies of documents supplied to us by the Company and others. As to certain matters of fact relevant to the opinions hereinafter expressed, we have relied upon statements and certificates of officers of the Company and others.

Based upon the foregoing, we are of the opinion that:

1. When the issuance, execution and delivery of the Notes has been authorized by all necessary corporate action of the Company in accordance with the provisions of the Indenture, and when the Notes have been duly executed and delivered by the Issuer, authenticated by the Indenture Trustee and sold as described in the Registration Statement, assuming that the terms of the Notes are otherwise in compliance with applicable law at such time, (a) the Notes will constitute valid and binding obligations of the Issuer, enforceable in accordance with their terms, and (b) the holders of such Notes will be entitled to the benefits provided by the Indenture, subject in each case to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

2. When the issuance, execution and delivery of the Certificates has been authorized by all necessary corporate action of the Company in accordance with the provisions of the Trust Agreement, and when the Certificates have been duly executed and delivered by the Issuer, authenticated by the Owner Trustee and sold as described in the Registration Statement, assuming that the terms of the Certificates are otherwise in compliance with applicable law at such time, (a) the Certificates will be legally issued, fully paid and non-assessable and (b) the holders of the Certificates will be entitled to the benefits of the Trust Agreement.

3. The statements set forth in the Prospectus under the heading "Federal Income Tax Considerations," to the extent they constitute matters of law or legal conclusions with respect thereto, are correct.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the states of New York and Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to this firm under the captions "Summary of Terms," "Federal Income Tax Considerations" and "Legal Matters" in the prospectus which forms a part of the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company, the Issuer or any dealer in connection with the registration of the Securities under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/S/ STROOCK & STROOCK & LAVAN

STROOCK & STROOCK & LAVAN